Exhibit 99.1

Bottomline Technologies Reports Third Quarter Results

Strong Growth in Revenue and Orders Highlight Third Quarter Results

PORTSMOUTH, N.H. – April 28, 2011 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the third quarter ended March 31, 2011.

Revenues for the third quarter were $48.8 million, an increase of $9.0 million, or 23%, from the third quarter of last year. Subscriptions and transactions revenue increased 25% from the third quarter of last year to $13.5 million.

Gross margin for the third quarter was $25.6 million, an increase of $3.3 million from the third quarter of last year. Net income for the third quarter was $1.1 million, or net income per share of $0.03.

Core net income for the third quarter was $8.7 million. Core net income increased $2.2 million, or 34%, from the third quarter of last year. Core net income excludes acquisition-related expenses of $3.6 million, restructuring expenses of $0.7 million and equity-based compensation of $3.3 million. Core earnings per share was $0.26.

“We executed operationally and advanced the business strategically during the quarter,” said Rob Eberle, President and CEO of Bottomline Technologies. “Strong revenue growth of 23% drove financial performance exceeding expectations in every key metric. We continued to launch exciting and innovative new products highlighted by a major new release of our WebSeries® Global Cash Management platform in March. Strategically, the combination of Allegient Systems and Bottomline creates the clear legal spend management leader in an immediately accretive transaction. The strong financial performance, new product release and acquisitions position Bottomline for continued growth and margin expansion.”

During the third quarter, Bottomline announced the acquisition of Allegient Systems, a provider of advanced capabilities for legal e-billing, bill review and analytics. Allegient’s proprietary Software as a Service (SaaS) platform and value-added turnkey solutions will complement and extend Bottomline’s Legal eXchange® portfolio, offering the combined customer base of well over 100 leading insurers unparalleled capabilities to effectively manage their legal expenses. The transaction closed on April 1st and will be immediately accretive to core net income.

Third Quarter Customer Highlights

•

Chosen by three organizations, including one of North America’s largest property and casualty insurers and a leading life insurer in Canada, to provide invoice automation with Bottomline’s SaaS-based solution for legal spend management, Legal eXchange.

•

Expanded relationships with existing payments, invoicing and document automation customers 20th Century Fox, Avery Dennison, BNP Paribas, British Telecom, Cigna, DST Systems, Forest City Enterprises, JC Bamford Excavators, Marathon Oil, McKesson, Praxair, Related Companies, UK Power Networks and Travelex.

•

Increased penetration into the healthcare vertical by adding and expanding relationships with Baxter Healthcare, Baptist Health, Catholic Health Services, Johnson and Johnson Medical Limited, Presbyterian Intercommunity Hospital and United Health Group.

•	A major global bank went live with WebSeries Global Cash Management, launching their next generation treasury solution to be used by multiple markets and verticals.

Third Quarter Strategic Corporate Highlights

•

Announced the acquisition of Allegient Systems, a provider of advanced technology and services for legal e-billing, bill review and analytics. The SaaS-based platform and value-added turnkey solutions will complement and extend Bottomline’s Legal eXchange solution, growing the combined customer base to more than 100 leading insurers.

•

Acquired Direct Debit Limited (DDL), a London-based provider of payments automation software for direct debits and receivables management for corporations, banks, financial institutions and government organizations. The addition of DDL extends Bottomline’s global payments capabilities and portfolio of white-labeled transaction banking solutions.

•	Expanded our presence in Australia with the acquisition of Business Information Technology Group (BITG), a leading Australia-based distributor and channel partner.

•

Released additional mobile capabilities for the banking, legal and healthcare industries, expanding Bottomline’s ability to support global business requirements with the most innovative technology. These solutions provide elegant, intuitive and easy access to solutions that help position our customers for market leadership today and tomorrow.

•

Announced new personalization and usability features that dramatically enhance the user experience within the WebSeries Global Cash Management platform, enabling banks to serve multiple markets, verticals and geographies with a single integrated platform.

•	Recognized by Global Finance magazine as a recipient of their annual awards highlighting the “World’s Best Treasury and Cash Management Providers for 2011”.

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. Core net income and core earnings per share are non-GAAP financial measures. The non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition-related expenses (including acquisition-related earn-outs) and restructuring related costs. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes including the preparation of operating budgets and in communications with the board of directors in respect of financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. Shares used in computing core earnings per share are calculated using the treasury stock method, which assumes full exercise of in-the-money stock options and warrants and full vesting of restricted stock. A reconciliation of the GAAP results to the non-GAAP results for the three and nine month periods ended March 31, 2011 and 2010 is as follows:

	Three Months Ended March 31, (in thousands)		Nine Months Ended March 31, (in thousands)
	2011	2010	2011	2010
GAAP net income	$1,095	$950	$5,835	$2,826
Amortization of intangible assets	2,786	3,282	8,572	9,949
Equity-based compensation	3,344	2,361	8,766	6,669
Acquisition-related expenses	822	(21)	1,572	508
Restructuring expenses	693	(52)	753	(52)
Core net income	$8,740	$6,520	$25,498	$19,900

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, WebSeries, Legal eXchange, Allegient Systems, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names may be trademarks of their respective owners.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ financial results, refer to the Company’s Form 10-K for the fiscal year ended June 30, 2010 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
Revenues:
Software licenses	$4,060	$3,657
Subscriptions and transactions	13,486	10,794
Service and maintenance	29,120	23,043
Equipment and supplies	2,145	2,326
Total revenues	48,811	39,820
Cost of revenues:
Software licenses	444	253
Subscriptions and transactions (1)	7,668	5,598
Service and maintenance (1)	13,416	9,921
Equipment and supplies	1,665	1,779
Total cost of revenues	23,193	17,551
Gross profit	25,618	22,269
Operating expenses:
Sales and marketing (1)	10,441	8,649
Product development and engineering (1)	6,167	4,959
General and administrative (1)	5,127	3,795
Amortization of intangible assets	2,786	3,282
Total operating expenses	24,521	20,685
Income from operations	1,097	1,584
Other income, net	134	45
Income before income taxes	1,231	1,629
Provision for income taxes	136	679
Net income	$1,095	$950
Basic net income per share attributable to common stockholders	$0.03	$0.04
Diluted net income per share attributable to common stockholders	$0.03	$0.03
Shares used in computing basic net income per share:	32,017	25,664
Shares used in computing diluted net income per share:	34,142	27,440
Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Net income	$8,740	$6,520
Diluted net income per share (3)	$0.26	$0.24

(1) Stock-based compensation is allocated as follows:
Cost of revenues: subscriptions and transactions	$160	$70
Cost of revenues: service and maintenance	531	434
Sales and marketing	1,397	837
Product development and engineering	470	296
General and administrative	786	724

(2)

Core net income excludes charges for amortization of intangible assets of $2,786 and $3,282, acquisition-related expenses of $822 and ($21), restructuring expenses of $693 and ($52) and stock compensation expense of $3,344 and $2,361, for the three months ended March 31, 2011 and 2010, respectively.

(3)	Shares used in computing diluted core net income per share were 34,142 and 27,457 for the three months ended March 31, 2011 and 2010, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2011	2010
Revenues:
Software licenses	$11,702	$10,408
Subscriptions and transactions	38,051	29,543
Service and maintenance	79,124	69,953
Equipment and supplies	6,255	6,594
Total revenues	135,132	116,498
Cost of revenues:
Software licenses	873	792
Subscriptions and transactions (1)	20,789	14,636
Service and maintenance (1)	34,249	30,047
Equipment and supplies	4,820	4,991
Total cost of revenues	60,731	50,466
Gross profit	74,401	66,032
Operating expenses:
Sales and marketing (1)	28,251	25,356
Product development and engineering (1)	16,655	13,802
General and administrative (1)	14,408	12,334
Amortization of intangible assets	8,572	9,949
Total operating expenses	67,886	61,441
Income from operations	6,515	4,591
Other income, net	448	173
Income before income taxes	6,963	4,764
Provision for income taxes	1,128	1,938
Net income	$5,835	$2,826
Basic net income per share attributable to common stockholders	$0.19	$0.11
Diluted net income per share attributable to common stockholders	$0.18	$0.11
Shares used in computing basic net income per share:	31,367	25,052
Shares used in computing diluted net income per share:	33,127	26,061
Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Net income	$25,498	$19,900
Diluted net income per share (3)	$0.77	$0.75

(1) Stock-based compensation is allocated as follows:
Cost of revenues: subscriptions and transactions	$385	$184
Cost of revenues: service and maintenance	1,414	1,183
Sales and marketing	3,240	2,324
Product development and engineering	1,248	828
General and administrative	2,479	2,150

(2)

Core net income excludes charges for amortization of intangible assets of $8,572 and $9,949, acquisition-related expenses of $1,572 and $508, restructuring expenses of $753 and ($52) and stock compensation expense of $8,766 and $6,669, for the nine months ended March 31, 2011 and 2010, respectively.

(3)	Shares used in computing diluted core net income per share were 33,127 and 26,407 for the nine months ended March 31, 2011 and 2010, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2011	June 30, 2010
Assets
Current assets:
Cash, cash equivalents and short-term investments	$147,441	$122,809
Accounts receivable	36,625	26,019
Other current assets	8,566	8,910
Total current assets	192,632	157,738
Property and equipment, net	13,996	14,561
Intangible assets, net	115,927	95,466
Other assets	623	1,617
Total assets	$323,178	$269,382
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,622	$5,857
Accrued expenses	14,732	9,715
Deferred revenue	40,506	37,461
Total current liabilities	63,860	53,033
Deferred revenue, non-current	2,970	2,738
Deferred income taxes	4,473	1,432
Other liabilities	2,000	1,788
Total liabilities	73,303	58,991
Stockholders’ equity
Common stock	34	32
Additional paid-in-capital	402,573	375,700
Accumulated other comprehensive loss	(4,462)	(9,358)
Treasury stock	(20,779)	(22,657)
Accumulated deficit	(127,491)	(133,326)
Total stockholders’ equity	249,875	210,391
Total liabilities and stockholders’ equity	$323,178	$269,382